For:	Alamo Group Inc.

Contact:	Dan E. Malone
Executive Vice President & CFO
830-372-9581

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
RECORD 2018 THIRD QUARTER RESULTS
SEGUIN, Texas, October 31, 2018 -- Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter ended September 30, 2018.

Highlights for the Quarter

• Record net income for a third quarter of $23.5 million, up 41.9%
• Record net sales for a third quarter of $257.6 million, up 7.1%
▪ Industrial Division net sales of $156.7 million, up 18.4%
▪ Agricultural Division net sales of $61.5 million, down 5.3%
▪ European Division net sales of $39.4 million, down 8.7%
• Record net income for the first nine months of $56.9 million, up 38.5%
• Record net sales for the first nine months of $752.8 million, up 12.5%
• Backlog at $251.2 million, up 38.8% compared to the previous year's third quarter
• 2018 third quarter and nine months results include a $3.0 million net tax benefit reflecting an adjustment to the charge taken in the fourth quarter of 2017 concerning U.S. tax reform

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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 2
Summary of Results

Alamo Group’s net sales for the third quarter of 2018 were $257.6 million compared to $240.5 million, in the third quarter of 2017, an increase of 7.1%. Net income for the quarter was $23.5 million, or $2.00 per diluted share, compared to net income of $16.6 million, or $1.42 per diluted share, in the third quarter of 2017. This is an increase of 41.9% in net income and 40.8% in earnings per diluted share.

For the first nine months of 2018 net sales were $752.8 million compared to $669.1 million in the previous year, an increase of 12.5%. Net income for the first nine months of 2018 was $56.9 million, or $4.84 per diluted share, versus $41.1 million, or $3.52 per diluted share, for the same period in 2017. This is an increase of 38.5% in net income and 37.5% in earnings per diluted share.

The results for the third quarter of 2018 include a net $3.0 million favorable adjustment to the provisional tax reform expense recorded in the fourth quarter of 2017. This one-time net charge of $10.2 million in 2017 related to the deemed repatriation of cumulative foreign earnings as well as the re-measurement of deferred tax assets and liabilities reflecting the reduction of the U.S. federal tax rate to 21%. In the third quarter of 2018, we realized a $3.0 million net tax benefit relating to the change in the 2017 estimate. Including the $3.0 million net tax benefit, our overall effective income tax rate was 11.8% in the third quarter of 2018 and 21.0% for the first nine months of 2018 compared to an effective rate of 33.3% in both the prior year third quarter and for the first nine months of 2017. Excluding this tax benefit, our effective tax rate was 23.0% for the third quarter of 2018 and 25.1% for the first nine months of 2018, resulting in adjusted net income of $20.5 million for the third quarter of 2018, or $1.75 per diluted share, and $53.9 million, or $4.59 per diluted share for the first nine months of 2018.(1)

The results for the third quarter and first nine months of 2018 also included the effects of the acquisition of Santa Izabel and Old Dominion Brush Company, which were both completed in June 2017, and R.P.M. Tech, which was completed in August 2017. R.P.M. contributed $9.1 million in net sales and $1.8 million
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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 3
in net income to Alamo's 2018 third quarter results and together all three acquisitions added $38.6 million in net sales and $3.2 million in net income for the first nine months of 2018.

Net sales and net income for both the third quarter and first nine months of 2018 were at record levels for Alamo Group both with and without the $3.0 million net tax benefit.

Results by Division

Alamo Group's Industrial Division net sales in the third quarter of 2018 were $156.7 million compared to $132.4 million in the prior year, an increase of 18.4%. The Division's income from operations for the quarter was $18.4 million compared to $14.9 million in the previous year, an increase of 22.8%. For the first nine months of 2018 the Industrial Division's net sales were $438.9 million versus $375.5 million in 2017, an increase of 16.9%. Income from operations in the Division was $46.3 million for the first nine  months of 2018 versus $38.6 million in the same period of the prior year, an increase of 20.1%. The Industrial Division's results include the effects of the acquisitions of R.P.M. Tech in the third quarter and both Old Dominion Brush Company and R.P.M. Tech for the nine month period. R.P.M contributed $9.1 million in net sales and $2.3 million in income from operations in the third quarter of 2018 and both acquisitions added $29.0 million in net sales and $3.2 million in income from operations in the first nine months of the year.

The Company's Agricultural Division net sales in the third quarter of 2018 were $61.5 million, compared to $64.9 million in the prior year, a decrease of 5.3%. The Division's income from operations for the quarter was $6.6 million compared to $8.6 million in 2017, a decrease of 23.1%. For the first nine months of 2018, the Agricultural Division's net sales were $179.2 million versus $170.9 million in the prior year, an increase of 4.8%. Income from operations was $18.0 million in the first nine months of 2018 compared to $19.3 million in 2017, a decrease of 6.6%. The Division's results for the first nine months include the effects of the acquisition of Santa Izabel which contributed $9.7 million in net sales and $0.8 million in income from operations.

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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 4
Alamo's European Division net sales were $39.4 million in the third quarter of 2018, versus $43.1 million for the same period in 2017, a decrease of 8.7%. Income from operations for the quarter was $3.3 million compared to $4.2 million in the third quarter of the prior year, a decrease of 22.1%. For the first nine months of 2018 net sales in the Division were $134.7 million compared to $122.7 million in 2017, an increase of 9.8%. Income from operations for the first nine months of 2018 was $12.0 million versus $10.4 million in 2017, an increase of 15.2%.

Comments on Results

Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, "We are pleased with our record third quarter results that were achieved despite a number of challenges. The strong performance by our Industrial Division led the way in overcoming the variety of issues we faced including unfavorable price variances from input costs, which were further impacted by recently enacted tariffs, softer market conditions in the agricultural sector, and lower than expected shipments in our European Division.

“Alamo's Industrial Division benefited from good performance across the entire range of our product offering and was particularly helped by strong results from our excavator, vacuum trucks, mower and street sweeper products. The Division was aided by the favorable backlog which provided a strong base for the quarter's results, as it has throughout 2018. And, the backlog increased even further during the quarter which should benefit our results for the remainder of the year as well. The higher sales contributed to better operational efficiencies which helped offset increased material costs, primarily steel, that affected all of our divisions, though only our U.S. operations felt the impact of the tariffs, mainly on input components sourced from China. Tariffs will continue to affect our results until this trade situation is resolved as we have few alternatives in the short term for these components.

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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 5
"We are concerned about the agricultural outlook which had been showing signs of strengthening, but now is faced with a backdrop of declining farm incomes and the impact that new tariffs are having on demand for certain agricultural commodities. Our Agricultural Division results, while off, are still good, primarily due to improvements in our operational efficiencies which helped mitigate the impact of higher input costs and lower sales.

"In our European Division, it was a very mixed bag as our U.K. operations produced strong results, again aided by their solid backlog. However, our French operations struggled with missed shipments at our Rivard facility due to timing of some customer order deliveries and delays of critical inventory components from certain suppliers. We were also affected by some staffing vacancies in our French operations. This is a situation that, to some degree, is affecting many of our operations, as finding skilled workers is a challenge in most of the markets in which we operate.

"All in all, despite the various challenges, Alamo had a very good third quarter and 2018 is developing at a record pace. We believe some of the issues we are facing are unlikely to be resolved in the short term, such as the weakening agricultural market, but feel we are benefiting from an overall economy that is reasonably solid, as evidenced by the performance in our Industrial sector. And while tariffs and other cost increases have affected our results, in general, we feel we have been able to pass along some of these increases and should be able to maintain our margins through aggressive cost control measures. We also believe we are getting better control of the issues that impacted our results in Europe, though there is still some uncertainty in the markets there and the lack of progress on the Brexit issue is an ongoing concern. However, our strong backlog, which grew further in the third quarter, provides some comfort in the face of these challenges and should help us in the fourth quarter of this year and as we move into 2019.

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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 6
"We continue to feel good about our Company and its prospects. While we do not know how some of these challenges will develop, we feel confident that by reacting quickly to changing conditions, as we have demonstrated in the past, we can deal with these issues and continue to move Alamo forward. It is during challenging times that the benefits we derive from our broad product portfolio and diversity of the markets we serve is most evident and that is certainly true today. We thank you for your support in this journey."

Earnings Conference Call

Alamo Group will host a conference call to discuss the third quarter results on Thursday November 1, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific). Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 877-260-1479 (domestic) or 334-323-0522 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, November 6, 2018 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 1940994.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, November 1, 2018, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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ALAMO ANNOUNCES RECORD 2018 THIRD QUARTER RESULTS     Page 7
About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,440 employees and operates 26 plants in North America, Europe, Australia and Brazil as of September 30, 2018. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, geopolitical risk and trade disputes, acquisition integration issues and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #

(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$48,880	$69,068
Accounts receivable, net	227,828	203,068
Inventories	184,018	159,571
Other current assets	10,582	6,455
Total current assets	471,308	438,162

Rental equipment, net	40,461	31,044

Property, plant and equipment	83,569	73,995

Goodwill	83,716	86,364
Intangible assets	49,763	54,739
Other non-current assets	5,956	2,265

Total assets	$734,773	$686,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$71,944	$59,212
Income taxes payable	—	2,445
Accrued liabilities	38,297	35,822
Current maturities of long-term debt and capital lease obligations	189	276
Total current liabilities	110,430	97,755

Long-term debt, net of current maturities	101,000	126,000
Long-term tax liability	7,347	—
Deferred pension liability	706	1,999
Other long-term liabilities	7,474	7,522
Deferred income taxes	10,924	6,800

Total stockholders’ equity	496,892	446,493

Total liabilities and stockholders’ equity	$734,773	$686,569

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

Industrial	$156,721	$132,388	$438,919	$375,546
Agricultural	61,464	64,923	179,182	170,921
European	39,387	43,144	134,683	122,653
Total net sales	257,572	240,455	752,784	669,120

Cost of sales	190,800	175,516	559,301	495,338
Gross margin	66,772	64,939	193,483	173,782
	25.9%	27.0%	25.7%	26.0%

Operating expenses	38,523	37,178	117,087	105,463
Income from operations	28,249	27,761	76,396	68,319
	11.0%	11.5%	10.1%	10.2%

Interest expense	(1,399)	(1,414)	(4,233)	(4,241)
Interest income	100	100	309	257
Other income (expense)	(265)	(1,561)	(491)	(2,734)

Income before income taxes	26,685	24,886	71,981	61,601
Provision for income taxes	3,142	8,294	15,084	20,526

Net Income	$23,543	$16,592	$56,897	$41,075

Net income per common share:

Basic	$2.01	$1.43	$4.88	$3.56

Diluted	$2.00	$1.42	$4.84	$3.52

Average common shares:
Basic	11,689	11,586	11,649	11,535

Diluted	11,777	11,708	11,758	11,666

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures.  Attachment 2 discloses the impact of the tax benefit adjustment realized in the third quarter of 2018 related to tax reform.  Attachment 3 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 4 shows the net change in our total debt, net of cash, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net Sales (consolidated) - GAAP	$257,572	$240,455	$752,784	$669,120
(less: net sales attributable to acquisitions)	(9,133)	(922)	(38,626)	(1,564)
Net Sales less acquisitions (consolidated) - non-GAAP	$248,439	$239,533	$714,158	$667,556

Net Sales (Industrial Division) - GAAP	$156,721	$132,388	$438,919	$375,546
(less: net sales attributable to acquisition)	(9,133)	(922)	(28,963)	(922)
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$147,588	$131,466	$409,956	$374,624

Net Sales (Agricultural Division) - GAAP	$61,464	$64,923	$179,182	$170,921
(less: net sales attributable to acquisitions)	—	—	(9,663)	(642)
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$61,464	$64,923	$169,519	$170,279

Net Sales (European Division) - GAAP	$39,387	$43,144	$134,683	$122,653
(less: net sales attributable to acquisition)	—	—	—	—
Net Sales less acquisitions (European Division) - non-GAAP	$39,387	$43,144	$134,683	$122,653

Operating Income (consolidated) - GAAP	$28,249	$27,761	$76,396	$68,319
(less: operating income attributable to Industrial acquisitions)	(2,259)	89	(3,207)	89
(less: operating income attributable to Agricultural acquisitions)	—	—	(836)	63
Operating Income less acquisitions (consolidated) - non-GAAP	$25,990	$27,850	$72,353	$68,471

Net Income (consolidated) - GAAP	$23,543	$16,592	$56,897	$41,075
(less: net income attributable to acquisitions)	(1,775)	93	(3,202)	158
Net Income less acquisitions (consolidated) - non-GAAP	$21,768	$16,685	$53,695	$41,233

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Tax Reform

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net Income - GAAP	$23,543	$16,592	$56,897	$41,075
Adjustments (after tax):
(less: tax legislation)	(2,995)	—	(2,995)	—
Adjusted Net Income - non-GAAP	$20,548	$16,592	$53,902	$41,075

Diluted EPS - GAAP	$2.00	$1.42	$4.84	$3.52
(less: new tax legislation)	(0.25)	—	(0.25)	—
Adjusted Diluted EPS - non-GAAP	$1.75	$1.42	$4.59	$3.52

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2018	2017	% change from 2017	$	%

Industrial	$156,721	$132,388	18.4%	$(1,112)	(0.8)%
Agricultural	61,464	64,923	(5.3)%	(1,035)	(1.6)%
European	39,387	43,144	(8.7)%	(225)	(0.5)%
Total net sales	$257,572	$240,455	7.1%	$(2,372)	(1.0)%

	Nine Months Ended September 30,			Change due to currency translation
	2018	2017	% change from 2017	$	%

Industrial	$438,919	$375,546	16.9%	$273	0.1%
Agricultural	179,182	170,921	4.8%	(1,248)	(0.7)%
European	134,683	122,653	9.8%	8,351	6.8%
Total net sales	$752,784	$669,120	12.5%	$7,376	1.1%

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	September 30, 2018	September 30, 2017	Net Change

Current maturities	$189	$276
Long-term debt,net of current	101,000	126,000
Total debt	$101,189	$126,276

Total cash	48,880	69,068
Total debt net of cash	$52,309	$57,208	$(4,899)

EBITDA

	Nine Months Ended		Trailing Twelve Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	December 31, 2017

Income from operations	$76,396	$68,319	$97,415	$89,338
Depreciation	14,178	12,884	18,441	17,147
Amortization	2,796	2,611	3,705	3,520
EBITDA	$93,370	$83,814	$119,561	$110,005